EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Non-Employee Directors’ Deferred Compensation Plan of United Security Bancshares, Inc. of our report dated March 6, 2003, with respect to the consolidated financial statements of United Security Bancshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Birmingham, Alabama

January 22, 2004